First Quarter 2019 Investor Presentation Exhibit 99.1

Forward-Looking Information This presentation may include forward‐looking statements by the Company and our authorized officers pertaining to such matters as our goals, intentions, and expectations regarding revenues, earnings, loan production, asset quality, capital levels, and acquisitions, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of probable losses on loans; our assessments of interest rate and other market risks; and our ability to achieve our financial and other strategic goals.  Forward‐looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward‐looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward‐looking statements. Furthermore, because forward‐looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results.   Our forward‐looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios; changes in competitive pressures among financial institutions or from non‐financial institutions; our ability to obtain the necessary shareholder and regulatory approvals of any acquisitions we may propose, our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire into our operations, and our ability to realize related revenue synergies and cost savings within expected time frames; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties and/or are beyond our control. More information regarding some of these factors is provided in the Risk Factors section of our Form 10‐K for the year ended December 31, 2018 and in other SEC reports we file. Our forward‐looking statements may also be subject to other risks and uncertainties, including those we may discuss in this presentation, or in our SEC filings, which are accessible on our website and at the SEC’s website, www.sec.gov. Our Supplemental Use of Non-GAAP Financial Measures This presentation may contain certain non-GAAP financial measures which management believes to be useful to investors in understanding the Company’s performance and financial condition, and in comparing our performance and financial condition with those of other banks. Such non-GAAP financial measures are supplemental to, and are not to be considered in isolation or as a substitute for, measures calculated in accordance with GAAP. Cautionary Statements

Key Investment Highlights Largest New York Metro Headquartered Regional Bank by Assets(a) Leading Producer of Multi-Family Loans in New York City with an Expertise on the Non-Luxury / Rent-Regulated Segment Proven Track Record of Superior Asset Quality Consistent Profitability over Various Business Cycles due to Low Credit Cost and Highly Efficient Business Model Strong Capital Position Disciplined and Proven Management Team 1 4 5 3 2 6 (a) U.S. regional banks excludes foreign banks, U.S. banks with assets greater than $250 billion, custodial banks, credit card banks and broker dealers. Ranking based on regulatory financial data as of March 31, 2019. New York City metro market is the New York-Newark-Jersey City MSA.

→ We are a leading producer of multi-family loans in New York City. Our niche focuses on non-luxury apartment buildings that are rent-regulated featuring below-market rents. → Our expertise in this particular lending niche arises from: A consistent presence in this market for 50 years Long standing relationships with our borrowers, who come to us for our service and execution capabilities Decades long relationships with the top commercial mortgage brokers in the NYC market → In addition, we originate commercial real estate loans, and to a much lesser extent, acquisition, development, and construction loans. We also originate commercial and industrial loans, including specialty finance loans. → We operate over 250 branches in five states with leading market share in many of the markets we operate in. → We are a conservative lender across all of our loan portfolios. → We maintain an efficient operation. → We complement our organic growth with accretive acquisitions. Overview: Who we are

We rank among the largest U.S. bank holding companies… Total Assets: $52.1 billion, 77% of which are loans. Total Deposits: $31.6 billion, up 11% annualized Total Loans: $40.4 billion including $30.0 billion of multi-family loans. Total Market Capitalization: $5.4 billion at 3/31/2018 Total Return and Dividend Yield: From IPO to date, our total ROI is 3,934%. (a) Our current dividend yield is 6.0%. Bloomberg Note: All data as of March 31, 2019 unless otherwise noted. Note: Except as otherwise indicated, all industry data was provided by S&P Global Market Intelligence as of 4/26/19.

… but without the risk other large banks have. Ratio NYCB At 3/31/19 SNL Bank &Thrift Index At 3/31/19 Peers (b) At 12/31/18 NPLs/Total Loans 0.14% 0.89% 0.79% NCOs/Average Loans 0.00 0.35 0.15 Cumulative losses (a) 99 bp 2,340 bp 1,172 bp NPAs/Total Assets 0.14% 0.61% 0.61% ALLL/NPLs 267.42 99.56 131.13 → Our asset quality metrics compare very favorably to both the SNL Bank & Thrift Index and our regional bank peers. Since our IPO in 1993. As of the date of this presentation peer data was not available for 3/31/19.

Metro New York 141 branches Total Deposits: $18.9 bn New Jersey 42 branches Total deposits: $4.4 bn Ohio 28 branches Total Deposits: $2.2 bn Florida 27 branches Total Deposits: $2.9 bn Arizona 14 branches Total Deposits: $1.3 bn Our Franchise: Over 250 Branches Across Five States... → The combined GDP of the five states we operate in is equal to the fourth largest GDP in the world. Note: Data as of 6/30/18 from S&P Global Market Intelligence

…With Leading Deposit Market Share in the Attractive New York Metro Market.

In the greater New York Metro market[(a)], we rank #2 by deposit market share among U.S. regional banks[(b)] and #10 overall among all banks and thrifts.

Our franchise focuses on serving the outer boroughs of New York and we have top market share among U.S. regional banks[(b)] in these counties.

- #1 in Queens, Nassau, and Richmond counties among U.S. regional banks[(b)] and #3 overall
- Top 5 in Suffolk, Kings and Bronx among U.S. regional banks[(b)]

Queens Market Share

Company	2018 Deposits	Market Share
1. JP Morgan	$ 16,130,779	24.5 %
2. Citigroup Inc.	$ 8,527,000	13.0 %
3. NYCB	**$ 7,573,190**	**11.5 %**
4. Capital One	$ 5,236,003	8.0 %
5. TD Bank	$ 4,391,414	6.7 %

Nassau County Market Share

Company	2018 Deposits	Market Share
1. JP Morgan Chase	$ 16,266,792	22.4 %
2. Citigroup Inc.	$ 9,286,000	12.8 %
3. NYCB	**$ 6,655,423**	**9.1 %**
4. Bank of America	$ 6,331,527	8.7 %
5. Capital One	$ 6,231,464	8.6 %

Richmond County Market Share

Company	2018 Deposits	Market Share
1. JP Morgan Chase	$ 2,570,669	19.3 %
2. Banco Santander	$ 2,167,555	16.3 %
3. NYCB	**$ 1,928,851**	**14.5 %**
4. Northfield Bancorp	$ 1,456,403	10.9 %
5. Citigroup Inc.	$ 1,397,000	10.5 %

Source: S&P Global Market Intelligence
Note: Market share defined as NYCB's deposits across its markets divided by total deposits in those markets held by U.S. regional banks. Deposit market share data as of 6/30/2018.
(a) New York metro market is the New York-Newark-Jersey City MSA.
(b) Ranking shown based on deposit market share. U.S. regional banks excludes foreign banks and U.S. banks with assets over $250 billion.

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1Q 2019 Performance Highlights

(dollars in thousands, except per share data) 1Q 2019 Strong Profitability Measures: Net Income $97,577 Net income available to common shareholders 89,370 Diluted earnings per common share $0.19 Return on average assets 0.76% Return on average common stockholders’ equity 5.86 Return on average tangible assets (a) 0.80 Return on average tangible common stockholders’ equity (a) 9.74 Net interest margin 2.03 Efficiency ratio (b) 52.15 Income Statement Highlights ROTA and ROTCE are non-GAAP financial measures. Please see page 37 for a discussion and reconciliation of these measures to our ROA and ROCE. Excluding certain items, the first quarter efficiency ratio would had been 48.75%

Company Capital 3/31/19 Common stockholders’ equity / total assets 11.75% Common equity tier 1 capital ratio 10.27 Tier 1 risk-based capital ratio 11.64 Total risk-based capital ratio 13.83 Leverage capital ratio 8.68 Bank Capital 3/31/19 Common equity tier 1 capital ratio 12.97% Total risk-based capital ratio 13.40 Balance Sheet 3/31/19 Loans, net / total assets 77.4% Securities / total assets 11.0 Deposits / total assets 60.6 Wholesale borrowings / total assets 24.2 Asset Quality At or for the Three Months Ended 3/31/19 Non-performing loans / total loans 0.14% Non-performing assets / total assets 0.14 Net charge-offs / average loans (non-annualized) 0.00 Balance Sheet Highlights

A Strong Capital Position Ratio NYCB SNL Bank &Thrift Index (a) At 12/31/18 Peers Tier 1 Risk-Based Capital 11.64% 12.26% 11.03% Total Risk-Based Capital 13.83 13.91 13.11 Tier 1 Leverage 8.68 10.04 9.16 Common Equity Tier 1 10.27 11.80 10.49 As of the date of this presentation SNL B&T data was not available for 3/31/19.

Total HFI Loans: $40.5 bn Loans at 3/31/19 Loans – Our mix has not changed significantly since our IPO Majority of portfolio focused on low-risk multi-family loans on non-luxury, rent-controlled buildings Market leader in this asset class having developed strong expertise and industry relationships over the last five decades Consistent lending strategy that has not changed significantly since our IPO Average yield on all loans: 3.81% Low risk credit culture and business strategy has resulted in superior asset quality through past cycles Since 1993 losses have aggregated 17 bp on MF and 11 bp on CRE * Primarily a fixed rate portfolio but weighted average life of less than 3 years Highlights: * Of aggregate originations

Multi-Family Portfolio Statistics at or for the 3 Months Ended 3/31/19 73.9% of total loans (49.9% of originations) 77.7% of loans are in Metro New York Average principal balance = $6.1 million Weighted average life = 2.4 years Multi-Family Loan Portfolio (in millions) Originations: $7,584 $9,214 $5,685 $5,378 $6,622 $1,009 Net Charge-Offs (Recoveries): $0 $(4) $0 $0 $0 $0 Leading Multi-Family, Rent-Regulated Lender in New York Metro Region. Multi-family loans have been our primary lending focus for the past five decades

Best-in-Class Credit Underwriting Conservative Underwriting Conservative loan-to-value ratios Conservative debt service coverage ratios: 120% for multi-family loans and 130% for CRE loans Multi-family and CRE loans are based on the lower of economic or market value Active Board Involvement The Mortgage Committee and the Credit Committee approve all mortgage loans >$50 million and all “other C&I” loans >$5 million; the Credit Committee also approves all specialty finance loans >$15 million A member of the Mortgage or Credit Committee participates in inspections on multi-family loans in excess of $7.5 million, and CRE and ADC loans in excess of $4.0 million All loans of $20 million or more originated by the Community Bank Multiple Appraisals All properties are appraised by independent appraisers All independent appraisals are reviewed by in-house appraisal officers A second independent appraisal review is performed on loans that are large and complex

. → Of the loans in our portfolio that are collateralized by multi-family buildings in the five boroughs of New York City, most are collateralized by buildings with rent-regulated units featuring below-market rents → Rent-regulated buildings are more likely to retain their tenants – and, therefore, their revenue stream – in downward credit cycles → Average rent growth and net operating income (“NOI”) growth have been positive since 1990, regardless of the interest rate and economic environment Expertise in the Rent-Regulated Niche Has Distinguished Our Credit Performance from Others.

Commercial Real Estate Loan Portfolio (in millions) Originations: $1,661 $1,842 $1,180 $1,039 $967 $207 Net Charge-Offs (Recoveries): $1 $(1) $(1) $0 $3 $0 Commercial real estate is a logical extension of our multi-family niche. CRE Portfolio Statistics at or for the 3 Months Ended 3/31/19 17.5% of total loans (10.2% of originations) 86.2% of loans in Metro New York Average principal balance = $6.3 million Weighted average life = 2.6 years

Our specialty finance business is another high-quality lending niche.

- ***Six industry veterans with nearly 150 years of combined experience***
- ***The team has been working together for over 25 years, mostly at larger regional banks in the northeast***
- ***Extensive experience in senior secured lending, transaction structuring, credit, capital markets, and risk mgmt.***
- ***Excellent track record on credit losses over the past 25 years of originations***

Specialty Finance Loan and Lease Portfolio



(in millions)
CAGR (2014-1Q19)
35.4%
$635
$895
$1,286
$1,584
$1,989
$2,304
12/31/14
12/31/15
12/31/16
12/31/17
12/31/18
3/31/19

Originations:	$848	$1,068	$1,266	$1,784	$1,917	$686
Net charge-Offs:	$0	$0	$0	$0	$0	$0

Loan Types

- Syndicated asset-based (ABLs) and dealer floor-plan (DFPLs) loans
- Equipment loan and lease financing (EF)

Client Characteristics

- Large corporate obligors; mostly publicly traded
- Investment grade or near-investment grade ratings
- Participants in stable, nationwide industries

Pricing

- Floating rates tied to LIBOR (ABLs and DFPLs)
- Fixed rates at a spread over treasuries (EF)

Risk-averse Credit & Underwriting Standards

- We require a perfected first-security interest in or outright ownership of the underlying collateral
- Loans are structured as senior debt or as non-cancellable leases
- Transactions are re-underwritten in-house
- Underlying documentation reviewed by counsel

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Non-Performing Loans(a)(b) / Total Loans(a) Non-performing loans and total loans exclude covered loans and non-covered purchased credit-impaired (“PCI”) loans. Non-performing loans are defined as non-accrual loans and loans 90 days or more past due but still accruing interest. Our non-performing loans at 12/31/16 ,12/31/17, and 12/31/18 exclude taxi medallion-related loans. Average NPLs/Total Loans NYCB: 0.59 % SNL U.S. Bank and Thrift Index (c) :1.62 % SNL U.S. Bank and Thrift Index NYCB Our asset quality in any credit cycle has consistently been better than our industry peers…

… and very few of our non-performing loans have resulted in actual losses. Net Charge-Offs / Average Loans Cumulative Total NYCB: 99 bp SNL U.S. Bank and Thrift Index (c): 2,340 bp The calculation of our net charge-offs to average loans for 2017 excludes charge-offs of $59.6 million on taxi medallion-related loans. The calculation of our net charge-offs to average loans for 2018 excluded charge-offs of $12.8 million on taxi medallion-related loans. SNL U.S. Bank and Thrift Index NYCB

Consistent Profitability over Various Business Cycles due to Low Credit Cost and Highly Efficient Business Model. Source: S&P Global Market Intelligence. The 2015 amount reflects the $546.8 million after-tax impact of the debt repositioning charge recorded as interest expense and non-interest expense, combined. SNL U.S. Bank and Thrift Index (b) NYCB Return on Average Assets Since IPO

Efficiency Ratio Peer Group NYCB Highly Efficient Operator with Effective Business Model. Low Cost, Efficient Business Model Multi-family and CRE lending are both broker-driven, with the borrower paying fees to the mortgage brokerage firm Products and services are typically developed by third-party providers; their sales are a complementary source of revenues Future Cost Reduction Opportunities Going forward, our cost structure should continue to benefit from additional cost reduction opportunities in 2019 Includes compliance cost savings due to regulatory reform and the SIFI threshold being raised to $250 billion Branch rationalization New third-party vendor relationships Excluding certain items, the first quarter efficiency ratio was 48.75%

Total Deposits: $31.6 bn Deposits at 3/31/19 Deposit Composition Deposits generated through retail and commercial channels Presence in several large markets – Metro New York, New Jersey, Ohio, Florida, and Arizona Steadily growing the deposit base $837 million of deposit growth during the first quarter, up 11% annualized Average cost of interest-bearing deposits is 1.80% Average deposits per branch of $137 million* Highlights: * Does not include 21 In-Store Branches.

Lever # 1 - Loan Growth Total YTD loans grew $361 million or 4%. We expect this to continue in 2019. Lever # 2 - Significant Reinvestment Opportunities We have $1.0 billion of cash earning 2.43%. $14.6 billion of loans with average coupon of 3.39% contractually maturing or reaching their option re-pricing date over the next 3 years. Over the next 18 months we could potentially see $10.8-$14.5 billion of loans refinancing before their contractual maturity dates, depending on CPR speeds. Current interest rates on our traditional 5 year multi-family product are about 4.375%, compared to an existing coupon of 3.55% Lever # 3 - Further Improvements In Operating Expenses We exceeded our annual cost savings of $100 million. In 2019 we anticipate additional cost save opportunities bringing our overall operating expense base to the low $500 million level. Focusing on what we can control – Three levers for future earnings growth Growth Levers Continued strong originations Reinvestment of cash Lower operating expenses Results Mid-single digit loan growth Higher loan yields Lower efficiency ratio Higher operating leverage

CAGR 1993-2009: 25.7% CAGR 2009-1Q 2019: 2.3% Dodd-Frank Enacted Lever # 1 – Back in growth mode Asset growth prior to and since Dodd-Frank was enacted

Lever # 2 - Loan Re-pricing Opportunities → Over the next 3 years, approximately $14.6 billion of MF and CRE loans with an average coupon of 3.39%, are reaching their contractual maturity date or their option re-pricing date. If the borrower does not refinance or pay us off, before the contractual maturity or option re-pricing date, they will have 2 options: Convert to variable rate loan at Prime plus 275-300 bps Convert to fixed rate loan indexed to 5 year FHLB plus 275-300 bps, and a 1.00% fee to exercise this option → Separately, over the next 18 months, based on current CPR speeds $10.8 billion in MF and CRE loans could refinance before their contractual maturity dates; if CPR speeds double this amount could increase to approximately $14.5 billion.

Lever # 2 - Portfolio coupons may have bottomed Coupon Rate at 3/31/2019 Multi Family: 3.55% CRE: 4.00%

NYCB Efficiency Ratio Prior to and Since Dodd-Frank Our efficiency ratio has increased significantly since the enactment of Dodd-Frank. We expect additional cost savings in 2019 on top of the cost savings we realized in 2018. Lever # 3 – Lower operating expenses We have already expended significant costs to prepare for SIFI; with the threshold being raised to $250 billion in assets and the elimination of many regulatory requirements, the risk of higher SIFI-related expenses is eliminated.

→ The Economic Growth Regulatory Relief, and Consumer Protection Act (S.2155) was signed into law in late May. A key element of the new law is increasing the asset threshold to be considered a SIFI to $250 billion from $50 billion. → What regulatory relief means for us: DFAST no longer required Immediate exemption from LCR requirements Not subject to resolution planning (“living wills”) Exempt from CCAR requirements Results: Greater flexibility with our corporate structure; Further reduces our operating expenses due to lower regulatory compliance costs. We are a main beneficiary of the recently enacted regulatory relief legislation

Our Business Model Growth through Acquisitions

A history of accretive transactions which have added to our franchise value.

1. **Nov. 2000** — Haven Bancorp (HAVN)
   Assets: $2.7 billion
   Deposits: $2.1 billion
   Branches: 25

2. **July 2001** — Richmond County Financial Corp. (RCBK)
   Assets: $3.7 billion
   Deposits: $2.5 billion
   Branches: 24

3. **Oct. 2003** — Roslyn Bancorp, Inc. (RSLN)
   Assets: $10.4 billion
   Deposits: $5.9 billion
   Branches: 38

4. **Dec. 2005** — Long Island Financial Corp. (LICB)
   Assets: $562 million
   Deposits: $434 million
   Branches: 9

5. **April 2006** — Atlantic Bank of New York (ABNY)
   Assets: $2.8 billion
   Deposits: $1.8 billion
   Branches: 14

6. **April 2007** — PennFed Financial Services, Inc. (PFSB)
   Assets: $2.3 billion
   Deposits: $1.6 billion
   Branches: 18

7. **July 2007** — NYC branch network of Doral Bank, FSB (Doral-NYC)
   Assets: $485 million
   Deposits: $370 million
   Branches: 11

8. **Oct. 2007** — Synergy Financial Group, Inc. (SYNF)
   Assets: $892 million
   Deposits: $564 million
   Branches: 16

9. **Dec. 2009** — AmTrust Bank
   Assets: $11.0 billion
   Deposits: $8.2 billion
   Branches: 64

10. **March 2010** — Desert Hills Bank
    Assets: $452 million
    Deposits: $375 million
    Branches: 3

11. **June 2012** — Aurora Bank FSB
    Assets: None
    Deposits: $2.2 billion
    Branches: 0
    Payment Received: $24.0 million

Transaction Type:	Savings Bank	Commercial Bank	Branch	FDIC	Deposit

The number of branches indicated for our transactions is the number of branches in our current franchise that stemmed from each.

Page 31

Our business model is designed to deliver long-term shareholder value. Total Return on Investment Bloomberg CAGR since IPO: 21.6% → As a result of nine stock splits between 1994 and 2004, our charter shareholders have 2,700 shares of NYCB stock for each 100 shares originally purchased. Peer Group NYCB (a)

4/30/19 Visit our website: ir.myNYCB.com E-mail requests to: ir@myNYCB.com Call Investor Relations at: (516) 683-4420 Write to: Investor Relations New York Community Bancorp, Inc. 615 Merrick Avenue Westbury, NY 11590 For More Information

Appendix

Securities and Funding Composition Funds at 3/31/18 1.98% cost of funds Significant capacity given eligibility of multi-family loans Total Funds: $44.9 bn Entire portfolio is available for sale Consists primarily of GSE-related securities Overall yield is 3.91% 32.0% is variable rate Securities at 3/31/18 Total Securities: $5.8 bn

Experienced Management Team

Joseph R. Ficalora	Robert Wann	Thomas R. Cangemi	John J. Pinto	James J. Carpenter
President & Chief Executive Officer	**Senior Executive Vice President & Chief Operating Officer**	**Senior Executive Vice President & Chief Financial Officer**	**Executive Vice President & Chief Accounting Officer**	**Senior Executive Vice President & Chief Lending Officer**
■ 50+ years of experience with NYCB; 53 years of banking experience ■ Under Mr. Ficalora's leadership, the Company has evolved from a mutual savings bank with seven branches in Queens and Nassau Counties to a publicly traded multi-bank holding company with over 250 branch offices serving consumers and businesses throughout Metro New York, New Jersey, Florida, Ohio, and Arizona ■ Chairman of the American Bankers Council of the American Bankers Association ■ Former Vice Chairman of the Federal Home Loan Bank of NY	■ 36 years of experience with NYCB; 36 years of banking experience ■ Mr. Wann joined the Company in 1982 ■ Named Comptroller in 1989 ■ Appointed Chief Financial Officer in 1991 ■ Mr. Wann has been Chief Operating Officer since October 31, 2003	■ 17 years of experience with NYCB; 27 years of banking experience ■ Mr. Cangemi has been Senior Executive Vice President and Chief Financial Officer of New York Community Bancorp, Inc. since April 5, 2005. ■ Joined the Company on July 31, 2001 as Executive Vice President and Director of the Capital Markets Group, and was named Senior Executive Vice President on October 31, 2003 ■ Previously, member of the SEC Professional Practices Group of KPMG servicing financial institutions	■ 17 years of experience with NYCB; 25 years of banking experience ■ Mr. Pinto has been Executive Vice President and Chief Accounting Officer of the Company since April 5, 2005. ■ Mr. Pinto joined the Company on July 31, 2001 in connection with the Richmond County merger, and served as Senior Vice President, and more recently First Senior Vice President, in the Capital Markets Group ■ From 1993 to 1997, was a member the financial services group at Ernst & Young providing auditing and consulting services to financial institutions in the Northeast	■ 17 years of experience with NYCB; 30 years of banking experience ■ Mr. Carpenter has been Senior Executive Vice President and Chief Lending Officer of the Company since January 1, 2006 ■ Previously served as Executive Vice President and Chief Lending Officer, Executive Vice President and Assistant Chief Lending Officer and Senior Vice President and Mortgage Lending Officer ■ Joined the Company on November 30, 2000 in connection with its acquisition of Haven Bancorp, Inc..

Page 36

While average stockholders’ equity, average assets, return on average assets, and return on average stockholders’ equity are financial measures that are recorded in accordance with U.S. generally accepted accounting principles ("GAAP"), average tangible stockholders’ equity, average tangible assets, return on average tangible assets, and return on average tangible stockholders’ equity are not. Nevertheless, it is management’s belief that these non-GAAP measures should be disclosed in our SEC filings, earnings releases, and other investor communications, for the following reasons: Average tangible stockholders’ equity is an important indication of the Company’s ability to grow organically and through business combinations, as well as our ability to pay dividends and to engage in various capital management strategies. Returns on average tangible assets and average tangible stockholders’ equity are among the profitability measures considered by current and prospective investors, both independent of, and in comparison with, our peers. We calculate average tangible stockholders’ equity by subtracting from average stockholders’ equity the sum of our average goodwill and calculate average tangible assets by subtracting the same sum from our average assets. Average tangible stockholders’ equity, average tangible assets, and the related non-GAAP profitability measures should not be considered in isolation or as a substitute for average stockholders’ equity, average assets, or any other profitability or capital measure calculated in accordance with GAAP. Moreover, the manner in which we calculate these non-GAAP measures may differ from that of other companies reporting non-GAAP measures with similar names. The following table presents reconciliations of our average common stockholders’ equity and average tangible common stockholders’ equity, our average assets and average tangible assets, and the related GAAP and non-GAAP profitability measures at or for the three months ended March 31, 2019: To calculate our returns on average assets and average common stockholders’ equity for a period, we divide the net income available to common shareholders generated during that period by the average assets and the average common stockholders’ equity recorded during that time. To calculate our returns on average tangible assets and average tangible common stockholders’ equity for a period, we divide net income by the average tangible assets and the average tangible common stockholders’ equity recorded during that time. Reconciliations of GAAP and Non-GAAP Measures (dollars in thousands) For the Three Months Ended March 31, 2019 Average common stockholders’ equity   $ 6,104,442 Less: Average goodwill and core deposit intangibles   (2,435,806) Average tangible common stockholders’ equity   $ 3,668,636   Average assets   $51,617,763 Less: Average goodwill   (2,435,806) Average tangible assets   $49,181,957   Net income available to common shareholders (1)   $89,370   GAAP: Return on average assets   0.76% Return on average common stockholders’ equity   5.86 Non-GAAP: Return on average tangible assets (2)   0.79 Return on average tangible common stockholders’ equity (2)   9.74

Peer Group Peer Ticker Bank OZK OZK BankUnited, Inc. BKU Comerica Incorporated CMA F.N.B. Corporation FNB Fifth Third Bancorp FITB Huntington Bancshares Incorporated HBAN Investors Bancorp, Inc. ISBC M&T Bank Corporation MTB People's United Financial, Inc. PBCT Signature Bank SBNY Sterling Bancorp STL Synovus Financial Corp. SNV Valley National Bancorp VLY Webster Financial Corporation WBS Zions Bancorporation ZION